Exhibit 99.1

IMMEDIATE

Dana Confirms Discussions with GKN Regarding Potential Transaction

MAUMEE, Ohio, March 2, 2018 – Dana Incorporated (NYSE: DAN) today confirmed that it is currently in discussions with GKN plc (LON: GKN) regarding a potential transaction involving part of GKN’s business. There can be no certainty that any agreement will be reached, and Dana will always act in the best interests of its shareholders. Dana does not intend to update the market further unless and until it is appropriate to do so or a formal agreement has been reached.

About Dana Incorporated

Dana is a world leader in highly engineered solutions for improving the efficiency, performance, and sustainability of powered vehicles and machinery. Dana supports the passenger vehicle, commercial truck, and off-highway markets, as well as industrial and stationary equipment applications. Founded in 1904, Dana employs more than 30,000 people in 33 countries on six continents who are committed to delivering long-term value to customers. Based in Maumee, Ohio, USA, the company reported sales of $7.2 billion in 2017. Dana is ranked among the Drucker Institute’s listing of the 250 most effectively managed companies. For more information, please visit dana.com.

###

Investor Contact

Craig Barber

419.887.5166

Media Contact

Jeff Cole

419.887.3535